Exhibit 10.3

Shaanxi Province Rural Credit Union Loan [       ] No.

Loan Agreement

(Unofficial Translation)

Shaanxi Province Rural Credit Union

Loan Agreement

Shaanxi Province Rural Credit Union Loan [       ] No.

Borrower: Fufeng Jinqiu Printing and Packaging Co., Ltd.

Residence (address): East Street, Shangsong Village

Legal Representative: Yongming Feng

Telephone:    5471054                  Post Code:   722205

 Deposit Bank:                               Account Number:

Lender: Fufeng County Credit Union Shangsong Branch

Residence (address): Shangsong Village

Legal Representative: Fangning Zhou

Telephone:    5471045                   Post Code:   722205

Borrower applied this loan. Lender agreed to lend money to the Borrower. This Contract is made under both parties’ voluntary and equal position, in line with the Contract Law of the People's Republic of China and The General Provisions of Loans of the People's Bank of China to specify the rights and obligations of parties involved.

Article 1 Borrower Representations and Warranties

The Borrower, an entity with legal person qualification (or branch legally authorized by the legal person) is established by law. According to the law, the Borrower has the ability to perform this contract.

Article 2 Loan Type: Long Term__________________________________________

Article 3 Loan Amount: (RMB) _____680000________________________________

Article 4 The Purpose of the Loan: ____Turnover____________________________

Article 5 Term of the Loan: From March 13th, 2008 to _March 12th, 2011_ (If the term of IOU is inconsistent with Loan agreement, the IOU time prevail.)

The Borrower withdraw the loan amount in _one_ times

2008 Year _3   Month 13 Date, Amount (Capital) ___Six hundred and eighty thousand

____Year ___ Month ___ Date, Amount (Capital) ________________________

____Year ___ Month ___ Date, Amount (Capital) ________________________

____Year ___ Month ___ Date, Amount (Capital) ________________________

____Year ___ Month ___ Date, Amount (Capital) ________________________

Article 6 Interest Rate, Interest and Interest Payment Method

I.	Interest Rate: Monthly Rate: _9.6‰_

During the loan term, if the countries related authority adjusted the interest rate, for short term loan (within one year, including one year), the interest rate shall be executed according to the contract. For the long term loan (exceed one year, not including one year), the interest rate shall be determined based on the following principles:

1.	execute contract agreed rate

2.
Interest rate adjusts yearly, (For the split loans, the interest rate follows the first loan rate). When the interest rate determined, no change will be made for one year. After one year, new rate will be determined based on the corresponding grade of interest rate. It is not obliged to inform the Borrower when the lender adjusts the interest rate and way of calculation.

II.	The interest shall be calculated from the first date of loans transferred to the Borrower’s account.

III.	The Borrower shall pay the interests on the 20th of the (month/quarter). If the Borrower cannot pay the interests on time, the interests shall be deducted from the bank account of the Borrower.

Article 7 Repayment Method and Sources of Funding:

I.
Repayment Method: The Borrower shall be obliged to repay the principal and related interests on due date according to the agreement. If Borrower cannot make the repayment on time, the Lender has the right to deduct the due amount from the Borrower’s bank account.

II.	Repayment Plan:

2011Year 3   Month 12   Date, Amount (Capital) Six hundred and eighty thousand_

____Year ___ Month ___ Date, Amount (Capital) ________________________

____Year ___ Month ___ Date, Amount (Capital) ________________________

____Year ___ Month ___ Date, Amount (Capital) ________________________

____Year ___ Month ___ Date, Amount (Capital) ________________________

III.	Repayment funding source:

1.	__________________________

2.	__________________________

3.	All Assets

4.	Not limited to the above property source

Article 8 Guaranty

I.	Under this contract, the guarantee method is _Mortgage ___ guarantee.

II.
Based on the specific issues of this contract, the Borrower has the obligation to actively assist Lender and guarantor to sign guarantee contracts No.   2008031301   as a surety to fulfill the contract obligations.

III.
During the term of this contract, if the guarantor’s financial status becomes deteriorated or the liabilities for repayment of debts become weak, with the notification from the Lender, Borrower shall provide other guarantee which can satisfy Lender’s requirement.

Article 9 the Borrower's Warrants

I.	Timely making the payments of interests and loan principal.

II.	Using the capital of the loan as usage set forth in this contract, the Borrower will not change the original purpose of the loan without authorization.

III.	The Borrower shall provide real balance sheet, income statement and all the bank accounts and related financial information.

IV.	Accepting and providing cooperation for the Lender’s supervisions of related operation and financial activities.

V.	When the Borrower uses their own assets to secure others debt, Borrower shall notify the Lender in advance. It shall not affect the return of loan payment.

VI.	Any change of legal representative, legal person residence or premises and register capital, the Lender shall be notified.

VII.
In the implementation of contracting, leasing, joint venture, merger and acquisition, share adjustment, separation, establishment of trusteeship, property rights transfer, foreign investment, and foreign joint venture (cooperative) and any related institutional change, Borrower shall notify the Lender 30 days in advance, and confirm the debt and repayment method.

VIII.
In the event of closure of business, stopping business for internal rectification, or revocation of business license, Borrower shall inform the Lender in writing within ___ days after the incident, and return all the loan's principle plus interest and related costs.

IX.	In the even the Lender could recover the loan's principal and interests under this agreement on time or in advance, the Lender could deduct the recovery directly from Borrower's bank accounts.

Article 10 The Lender’s warrants

I.	The Lender shall extend the loan in full and on time.

II.	Keeping the confidentiality of the Borrower’s debt, financial, production and operation information.

III.	Do not accept any extra payment besides required cost in the contract.

Article 11 Breach

I.	Borrower’s Breach

1.
In the event the Borrower fails to use the loan in accordance with the agreed usage of the loan, the Lender shall have right to cease in extending the loan, recover part or even the entire extended loan or cancel the whole contract. Meanwhile, for any violation of the loan use, penalty shall be paid based on the number of days used by default based on the PBC's regulation. A daily record of penalty with the interest rate of from the date of breach of contract, the contract interest rate increase 100% will be made, until the end of the settlement date. (In case of adjustment of interest rate, the Lender can calculate interest on multi-stage basis)

2.
If Borrower does not follow the contract to pay back money on time, according to the PBC's regulation, penalty shall be paid with an interest rate of from the date of breach of contract, the contract interest rate increase 40%, until the end of the settlement date. (In case of adjustment of interest rate, the Lender can calculate interest on multi-stage basis)

3.	If the interests cannot be paid on time, compound interest will be calculated based on penalty rate.

4.
If Borrower fails to perform Article 9 of the contract, the Lender can cease in extending the loan which has not yet released. The Lender also has the right to recover the released part of loan or even the entire loan.

II.	Lender Breach

1.
If the Lender unilaterally terminates the contract without cause, five in thousand of the total amounts of loan shall be paid as penalty. If the termination of contract is caused by Borrower, Lender shall be exempted from the liability.

2.
If the Lender breach the Article 10 section III, the Borrower shall have the right to refuse. If the Lender breach the Article 10 section II, the Borrower shall be entitled to complaints to the banking supervision department.

Article 12 Contract effectiveness, modification, dissolution and termination

I.	Contract effectiveness

This contract will enter into effect since the day of sealing and signing by both parties' legal representatives or both parties’ legal representatives authorized agents.

II.	Termination

The contract will be terminated until the day that all the following debt pay in full: the loan principal, interest, penalty, compensation, cost of debt claim and all the other necessary expense (including legal fees, implementation fees, agency fees, advertising fees, auction fees, insurance, appraisal fee, valuation fee, registration fee, transfer fee, storage fees, etc.)

III.	Modification and dissolution

1.	Under one of the following circumstances, Lender have the right to terminate the contract, require the Borrower to repay the loan ahead of schedule and compensate all the losses:

a.	In the event of closure of business, stopping business for internal rectification, revocation of business license,

b.	In the event some changes of the guarantee which go against Lender's claim happened, and the Borrower did not provide the necessary new guarantee required by the Lender,

c.	In the event the Borrower has other serious violations

2.
If the Borrower wants to extend the loan, the Borrower shall provide the written agreement from guarantor to continue the guarantee and make the written application to the Lender ___ days before the expiration of the contract. After reviewed and approved by the lender and signed an extension agreement, the loan could be extended correspondently. The interest rate is determined on the cumulative multi-stage basis. Before the signing of the loan extension contract, this loan agreement will continue. After the signing of the loan extension contract, the loan extension contract will become the annex to this agreement.

3.
After the execution of this contract, except the contract has agreed on, neither Borrower nor Lender can change or terminate of the contract early. If it proves that it is really necessary to change or terminate this contract, it shall be agreed by both parties, and reached as a written agreement. Prior the written agreement is reached, this contract is still valid.

       Article 13 Dispute Resolution

I.
The disputes arising from the execution of this contract shall be settled through friendly consultation by both parties. In case no settlement can be reached, the disputes shall be submitted to the People's Court of the location of the Lender for judgment.

II.
After the maturity of the loan, if the Borrower and the guarantor cannot follow the contract to repay the loan principal and interest, the Borrower shall voluntarily accept the people's court enforcement.

Article 14 Other Matters Agreed by Parties

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

Article 15 Supplementary Provisions

I.	The following appendices shall be an integral part of this contract. It has the same legal effect as the body of this contract.

II.	During the performance of the contract, if a withdrawal date or a payment due date is a non-working date for the financial institution, the date will be postponed to the next working day.

III.	Both parties have fully negotiated and understand the terms of this contract without any objection, especially the underlining parts.

IV.	There are six copies of this contract. Borrower, guarantor, notary public, mortgage registration authorities, each party has one copy, the Lender holds two copies. Each has the same legal effect.

Article 16 Appendix

I.	Borrower's annually renewed business license (copy)

II.	Borrower's Organization Code Certificate (copy)

III.	Legal Representative‘s identity card

IV.	Proxy's original copy of letter of authority and identity card

V.	Loan card (copy), account number, password

VI.	Board of Directors’ Resolution of lending consent

Borrower (official stamped):  Fufeng Jinqiu Printing and Packaging Co., Ltd.

Legal Representative (signature and stamped): /s/ Yongming Feng

(Authorized agent)

Lender (official seal): /s/ Fufeng County Credit Union Shangsong Branch

Legal Representative (signature and seal): /s/ Jinghong Zhen

(Authorized agent)

Signing Date   March 13th, 2008

Signing Location: Fufeng County Credit Union Shangsong Branch